Exhibit 20.6
Page 1 of 11

Navistar Financial 1996-A Owner Trust
For the Month of February 1997
Distribution Date of March 17, 1997

Original Pool Amount                     $459,943,869.53
Beginning Pool Balance                   $362,355,746.99
Beginning Pool Factor                          0.7878260

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $12,311,663.68
  Interest Collected                       $2,886,955.68

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries          $3,137,392.88 (1)
Total Additional Deposits                  $3,137,392.88

Repos/Chargeoffs                           $1,935,375.96
Aggregate Number of Notes Charged Off                125

Total Available Funds                     $18,336,012.24

Ending Pool Balance                      $348,108,707.35
Ending Pool Factor                             0.7568504

Servicing Fee                                $301,963.12

Repayment of Servicer Advances                     $0.00

Reserve Account:
  Beginning Balance (See Memo Item)       $18,664,757.30
  Target Percentage                                 5.00%
  Target Balance                          $17,405,435.37
  Minimum Balance                          $9,658,821.26
  (Release)/Deposit                       ($1,259,321.93)
  Ending Balance                          $17,405,435.37

Current Weighted Average APR:                      9.736%
Current Weighted Average Remaining Term (months):  41.36

                                              Dollars       Notes
Delinquencies:
Installments:  1-30 days                    2,497,058.01    1,815
               31-60 days                     589,340.35      434
               60+ days                       198,881.93      117
  Total                                     3,285,280.29    1,822
  Balances:  60+ days                       4,280,712.97      117

Memo Item - Reserve Account
  Opening Balance                         $18,591,590.23
  + Invest. Income                             73,167.07
  - Transfer to Collections Account                $0.00
Beginning Balance                         $18,664,757.30

(1)  February Liquidation Proceeds were $910,706.72, actual funds
     deposited in  the  Trust  account were  $3,137,392.88.   The
     incremental $2,226,686.16 represents additional proceeds from prior periods.

Exhibit 20.6
Page 2 of 11

Navistar Financial 1996-A Owner Trust
For the Month of February 1997

                                                                  NOTES
                                        TOTAL          CLASS A-1        CLASS A-2     CERTIFICATES
Original Pool Amount
 Distributions:                    $459,943,869.53  $92,000,000.00  $347,245,000.00  $20,698,869.53
 Distribution Percentages (1)                                0.00%           95.50%           4.50%
 Coupon                                                     5.250%           6.350%          6.500%

Beginning Pool Balance            $362,355,746.99
Ending Pool Balance               $348,108,707.35

Collected Principal                $12,311,663.68
Collected Interest                  $2,886,955.68
Charge-Offs                         $1,935,375.96
Liquidation Proceeds/Recoveries     $3,137,392.88(2)
Servicing                             $301,963.12
Cash Transfer from Reserve Account          $0.00
  Total Collections Available
    for Debt Service               $18,034,049.12

Beginning Balance                 $362,355,746.99            $0.00  $342,172,910.16  $20,182,836.83

Interest Due                        $1,919,988.68            $0.00    $1,810,664.98     $109,323.70
Interest Paid                       $1,919,988.68            $0.00    $1,810,664.98     $109,323.70
Principal Due                      $14,247,039.64            $0.00   $13,605,922.86     $641,116.78
Principal Paid                     $14,247,039.64            $0.00   $13,605,922.86     $641,116.78

Ending Balance                    $348,108,707.35            $0.00  $328,566,987.30  $19,541,720.05
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.9462108520    0.9440960059

Total Distributions                $16,167,028.32            $0.00   $15,416,587.84     $750,440.48

Interest Shortfall                          $0.00            $0.00            $0.00           $0.00
Principal Shortfall                         $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00           $0.00

Excess Servicing                    $1,867,020.80

Beginning Reserve Account Balance  $18,664,757.30   see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                     $(1,259,321.93)
Ending Reserve Account Balance     $17,405,435.37

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 95.5% thereafter until all the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

(2) February Liquidation Proceeds were $910,706.72, actual funds deposited in the Trust account were $3,137,392.88. The incremental $2,226,686.16 represents additional proceeds from prior periods.

Exhibit 20.6
Page 3 of 11

Navistar Financial 1996-A Owner Trust
For the Month of February 1997

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                            6                5                4                3               2                1
                         Sep 1996         Oct 1996         Nov 1996         Dec 1996        Jan 1997         Feb 1997

Beg. Pool Balance    $417,109,950.65  $406,153,133.77  $395,176,408.01  $385,359,073.57  $373,823,140.29  $362,355,746.99

A) Loss Trigger:
Principal of Contracts
  Charged off            $874,339.96      $550,727.20      $717,473.22    $1,056,449.19      $970,091.47    $1,935,375.96
Recoveries               $174,139.20    $1,140,377.71      $270,476.85      $411,958.72      $610,689.52      $910,706.72

Loss Trigger - Reserve Account Balance                        Loss Trigger - Certificate Lockout event
  Total Charged off (Months 5,4,3)      $2,324,649.61           Total Charged off (Months 1-6)                $6,104,457.00
  Total Recoveries (Months 3,2,1)        1,933,354.96           Total Recoveries (Months 1-6)                  3,518,348.72
  Net Loss/(Recoveries) for 3 Mos.      $  391,294.65(a)        Net Loss/(Recoveries) for 6 Mos.              $2,586,108.28(c)

  Total Balance (Months 5,4,3)      $1,186,688,615.35(b)        Total Balance (Months 1-6)                $2,339,977,453.28(d)

  Loss Ratio Annualized [(a/b)(12)]            0.3957%          Loss Ratio Annualized[(c/d)(12)]                    1.3262%

  Trigger:  Is Ratio> 1.5%                         No           Trigger:  Is Ratio> 6.0%                                 No


B) Delinquency Trigger:
   Balance delinquency 60+ days                                            $6,682,242.22    $5,826,016.31   $4,280,712.97
   As % of Beginning Pool Balance                                               1.73403%         1.55850%        1.18136%
   Three Month Average                                                          0.89423%         1.30812%        1.49129%

Trigger:  Is Average> 2.0%             No


C) Noteholders Percent Trigger:     3.7843%
   Ending Reserve Acct. Balance not less than
   1% of initial Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%            No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer

Exhibit 20.6
Page 4 of 11
Exhibit A

                          OFFICER'S CERTIFICATE


This Certificate is being delivered to Chase Manhattan Bank Delaware, as Owner Trustee, and the Bank of New York, as Indenture Trustee of the Navistar Financial 1996-A Owner Trust (the "1996-A Trust"). The purpose of this Certificate is to explain the restatement of the Liquidation Proceeds amounts originally reported for the Monthly Periods of August 1996, September 1996, October 1996, November 1996, December 1996 and January 1997 (the "Affected Monthly Periods"), as reflected on the attached Exhibit A. Capitalized terms used and not defined herein have the meanings specified in the Pooling and Servicing Agreement for the 1996-A Trust.

The undersigned officer of Navistar Financial Corporation (the "Corporation") hereby certifies on behalf of the Corporation, in its capacity as Servicer (the "Servicer") of the 1996-A Trust as of the date hereof that:

1. On approximately March 6, 1997, the Servicer determined that an error in its information systems had resulted in the underreporting of Liquidation Proceeds during the Affected Monthly Periods. The Servicer promptly corrected the error and re-computed the correct Liquidation Proceeds for each Affected Period.

2. The correct amount of Liquidation Proceeds for each Affected Monthly Period is as shown on the Restated Amount row on page 1 of Exhibit A.

3.  The aggregate Liquidation Proceeds for the Affected Monthly Periods
    not   previously   recognized  ("Aggregate   Unrecognized   Liquidation
    Proceeds") is $2,226,686.16.

4. An amount equal to $2,226,686.16, representing the Aggregate Unrecognized Liquidation Proceeds, was deposited to the Navistar Financial 1996-A Owner Trust Collections Account on March 7, 1997 (the "Related Deposit") and was treated as Liquidation Proceeds for the
    February  1997  Monthly  Period  for  purposes  of  calculating   Total
    Collections Available for Debt Service (Line 35 of Servicer Certificate)

5. The February 1997 Liquidation Proceeds for purposes of calculation Loss Triggers is the amount recovered in February 1997 ($910,706.72).

6. The effect of this restatement and the Related Deposit does not increase or decrease any amounts previously paid or required to be paid to Holders of Navistar Financial 1996-A Owner Trust.

7. The Loss Triggers for the Affected Monthly Periods have been recalculated using the restated Liquidation Proceeds and are shown on pages 2 through 7 of Exhibit A to Officer's Certificate (the "Restated Loss Triggers").

8.  No Restated Loss Trigger exceeds its respective limit.



Date:  March 7, 1997            by: /s/ R. W. CAIN
                                        R. W. CAIN
                                        Vice President and Treasurer

Exhibit 20.6
Page 5 of 11
Exhibit A


                      NAVISTAR FINANCIAL 1996-A OWNER TRUST
                 Exhibit A to Officer's Certificate Dated 3/7/97


                                 Aug 96       Sep 96        Oct 96        Nov 96       Dec 96       Jan 97      Total

Liquidation Proceeds

As reported on Original       $ 74,360.07  $ 37,337.12  $  147,684.86  $ 36,000.00  $134,013.18  $ 65,051.08  $  494,446.31
Monthly Certificate

Restated Amount               $113,490.47  $174,139.20  $1,140,337.71  $270,476.85  $411,958.72  $610,689.52  $2,721,132.47

Related Deposit - 3/7/97                                                                                      $2,226,686.16

Exhibit 20.6
Page 6 of 11
Exhibit A


Navistar Financial 1996-A Owner Trust
For the Month of January 1997

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                 B) Loss Trigger - Certificate Lockout Event

                            6               5                4                3                2                1
                         Aug 1996        Sep 1996         Oct 1996         Nov 1996         Dec 1996         Jan 1997

Beg. Pool Balance    $427,647,779.09  $417,109,950.65  $406,153,133.77  $395,176,408.01  $385,359,073.57  $373,823,140.29

A) Loss Trigger:
Principal of Contracts
  Charged off            $446,599.38      $874,339.96      $550,727.20      $717,473.22    $1,056,449.19      $970,091.47
Recoveries               $113,490.47      $174,139.20    $1,140,377.71      $270,476.85      $411,958.72      $610,689.52

Loss Trigger - Reserve Account Balance                     Loss Trigger - Certificate Lockout Event
  Total Charged off (Months 5,4,3)      $2,142,540.38        Total Charged off (Months 1-6)                 $4,615,680.42
  Total Recoveries (Months 3,2,1)        1,293,125.09        Total Recoveries (Months 1-6)                   2,721,132.47
  Net Loss/(Recoveries) for 3 Mos.      $  849,415.29(a)     Net Loss/(Recoveries) for 6 Mos.               $1,894,547.95(c)

  Total Balance (Months 5,4,3)      $1,218,439,492.43(b)     Total Balance (Months 1-6)                 $2,405,269,485.38(d)

  Loss Ratio Annualized [(a/b)(12)]           0.8366%        Loss Ratio Annualized [(c/d)(12)]                    0.9452%

  Trigger:  Is Ratio> 1.5%                        No         Trigger:  Is Ratio> 6.0%                                  No


SPECIAL NOTE:

A recently discovered error has had the effect of understating Pool 1996-A recoveries and; therefore, overstating the annualized Loss Ratios for the months of August, September, October, November and December 1996 plus January
1997. This error has now been corrected. Additional cumulative recoveries not recognized on prior monthly statements totalled $2,226,686.16. The actual recoveries in each affected month have also now been determined and are used in calculating the restated Loss Triggers on this and the other pages in this Exhibit A. No restated Loss Triggers were tripped.


Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer

Exhibit 20.6
Page 7 of 11
Exhibit A


Navistar Financial 1996-A Owner Trust
For the Month of December 1996


Trigger Events:  A) Loss Trigger - Reserve Account Balance
                 B) Loss Trigger - Certificate Lockout Event

                            6               5                4                3                2                1
                         Jul 1996        Aug 1996         Sep 1996         Oct 1996         Nov 1996         Dec 1996

Beg. Pool Balance    $437,532,448.32  $427,647,779.09  $417,109,950.65  $406,153,133.77  $395,176,408.01  $385,359,073.57

A) Loss Trigger:
Principal of Contracts
  Charged off            $438,220.11      $446,599.38      $874,339.96      $550,727.20      $717,473.22    $1,056,449.19
Recoveries               $237,338.64      $113,490.47      $174,139.20    $1,140,377.71      $270,476.85      $411,958.72

Loss Trigger - Reserve Account Balance                     Loss Trigger - Certificate Lockout Event
  Total Charged off (Months 5,4,3)      $1,871,666.54        Total Charged off (Months 1-6)                 $4,083,809.06
  Total Recoveries (Months 3,2,1)        1,822,813.28        Total Recoveries (Months 1-6)                   2,347,781.59
  Net Loss/(Recoveries) for 3 Mos.      $   48,853.26(a)     Net Loss/(Recoveries) for 6 Mos.               $1,736,027.47(c)

  Total Balance (Months 5,4,3)      $1,250,910,863.51(b)     Total Balance (Months 1-6)                 $2,468,978,793.41(d)

  Loss Ratio Annualized [(a/b)(12)]            0.0469%       Loss Ratio Annualized [(c/d)(12)]                     0.8438%

  Trigger:  Is Ratio> 1.5%                         No        Trigger:  Is Ratio> 6.0%                                  No



Navistar Financial Corporation




by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer

Exhibit 20.6
Page 8 of 11
Exhibit A


Navistar Financial 1996-A Owner Trust
For the Month of November 1996


Trigger Events:  A) Loss Trigger - Reserve Account Balance
                 B) Loss Trigger - Certificate Lockout Event

                            6               5                4                3                2                1
                         Jun 1996        Jul 1996         Aug 1996         Sep 1996         Oct 1996         Nov 1996

Beg. Pool Balance    $448,886,287.07  $437,532,448.32  $427,647,779.09  $417,109,950.65  $406,153,133.77  $395,176,408.01

A) Loss Trigger:
Principal of Contracts
  Charged off            $817,826.85      $438,220.11      $446,599.38      $874,339.96      $550,727.20      $717,473.22
Recoveries                $10,734.47      $237,338.64      $113,490.47      $174,139.20    $1,140,377.71      $270,476.85

Loss Trigger - Reserve Account Balance                     Loss Trigger - Certificate Lockout Event
  Total Charged off (Months 5,4,3)      $1,759,159.45        Total Charged off (Months 1-6)                 $3,845,186.72
  Total Recoveries (Months 3,2,1)        1,584,993.76        Total Recoveries (Months 1-6)                   1,946,557.34
  Net Loss/(Recoveries) for 3 Mos.      $  174,165.69(a)     Net Loss/(Recoveries) for 6 Mos.               $1,898,629.38(c)

  Total Balance (Months 5,4,3)      $1,282,290,178.06(b)     Total Balance (Months 1-6)                 $2,532,506,006.91(d)

  Loss Ratio Annualized [(a/b)(12)]            0.1630%       Loss Ratio Annualized [(c/d)(12)]                     0.8996%

  Trigger:  Is Ratio> 1.5%                         No        Trigger:  Is Ratio> 6.0%                                  No



Navistar Financial Corporation




by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer

Exhibit 20.6
Page 9 of 11
Exhibit A

Navistar Financial 1996-A Owner Trust
For the Month of October 1996


Trigger Events:  A) Loss Trigger - Reserve Account Balance
                 B) Loss Trigger - Certificate Lockout Event

                            6               5                4                3                2                1
                         May 1996        Jun 1996         Jul 1996         Aug 1996         Sep 1996         Oct 1996

Beg. Pool Balance    $459,943,869.53  $448,886,287.07  $437,532,448.32  $427,647,779.09  $417,109,950.65  $406,153,133.77

A) Loss Trigger:
Principal of Contracts
  Charged off            $383,082.86      $817,826.85      $438,220.11      $446,599.38      $874,339.96      $550,727.20
Recoveries                     $0.00       $10,734.47      $237,338.64      $113,490.47      $174,139.20    $1,140,377.71

Loss Trigger - Reserve Account Balance                     Loss Trigger - Certificate Lockout Event
  Total Charged off (Months 5,4,3)      $1,702,646.34        Total Charged off (Months 1-6)                 $3,510,796.36
  Total Recoveries (Months 3,2,1)        1,428,007.38        Total Recoveries (Months 1-6)                   1,676,080.49
  Net Loss/(Recoveries) for 3 Mos.      $  274,638.96(a)     Net Loss/(Recoveries) for 6 Mos.               $1,834,715.87(c)

  Total Balance (Months 5,4,3)      $1,314,066,514.48(b)     Total Balance (Months 1-6)                 $2,597,273,468.43(d)

  Loss Ratio Annualized [(a/b)(12)]            0.2508%       Loss Ratio Annualized [(c/d)(12)]                     0.8477%

  Trigger:  Is Ratio> 1.5%                         No        Trigger:  Is Ratio> 6.0%                                  No



Navistar Financial Corporation




by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer

Exhibit 20.6
Page 10 of 11
Exhibit A


Navistar Financial 1996-A Owner Trust
For the Month of September 1996


Trigger Events:  A) Loss Trigger - Reserve Account Balance
                 B) Loss Trigger - Certificate Lockout Event

                                 5                 4                3                 2                 1
                              May 1996          Jun 1996         Jul 1996          Aug 1996          Sep 1996

Beg. Pool Balance         $459,943,869.53   $448,886,287.07   $437,532,448.32   $427,647,779.09   $417,109,950.65

A) Loss Trigger:
Principal of Contracts
  Charged off                 $383,082.86       $817,826.85       $438,220.11       $446,599.38       $874,339.96
Recoveries                          $0.00        $10,734.47       $237,338.64       $113,490.47       $174,139.20

Loss Trigger - Reserve Account Balance                            Loss Trigger - Certificate Lockout Event
  Total Charged off (Months 5,4,3)            $1,639,129.82         Total Charged off (Months 1-6)         $2,960,069.16
  Total Recoveries (Months 3,2,1)                524,968.31         Total Recoveries (Months 1-6)             535,702.78
  Net Loss/(Recoveries) for 3 Mos.            $1,114,161.51(a)      Net Loss/(Recoveries) for 6 Mos.       $2,424,366.38(c)

  Total Balance (Months 5,4,3)            $1,346,362,604.92(b)      Total Balance (Months 1-6)         $2,191,120,334.66(d)

  Loss Ratio Annualized [(a/b)(12)]                  0.9930%        Loss Ratio Annualized [(c/d)(12)]             1.3277%

  Trigger:  Is Ratio> 1.5%                               No         Trigger:  Is Ratio> 6.0%                          No



Navistar Financial Corporation




by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer

Exhibit 20.6
Page 11 of 11
Exhibit A


Navistar Financial 1996-A Owner Trust
For the Month of August 1996


Trigger Events:  A) Loss Trigger - Reserve Account Balance
                 B) Loss Trigger - Certificate Lockout Event

                                       4                 3                  2                  1
                                    May 1996          Jun 1996           Jul 1996           Aug 1996

Beg. Pool Balance               $459,943,869.53    $448,886,287.07    $437,532,448.32    $427,647,779.09

A) Loss Trigger:
Principal of Contracts
  Charged off                       $383,082.86        $817,826.85        $438,220.11        $446,599.38
Recoveries                                $0.00         $10,734.47        $237,338.64        $113,490.47

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged off (Months 5,4,3)                   $1,200,909.71         Total Charged off (Months 1-6)         $2,085,729.20
  Total Recoveries (Months 3,2,1)                       361,563.58         Total Recoveries (Months 1-6)             361,563.58
  Net Loss/(Recoveries) for 3 Mos.                   $  839,346.13(a)      Net Loss/(Recoveries) for 6 Mos.       $1,724,165.62(c)

  Total Balance (Months 5,4,3)                     $908,830,156.60(b)      Total Balance (Months 1-6)         $1,774,010,384.01(d)

  Loss Ratio Annualized [(a/b)(12)]                         1.1083%        Loss Ratio Annualized [(c/d)(12)]             1.1663%

  Trigger:  Is Ratio> 1.5%                                      No         Trigger:  Is Ratio> 6.0%                          No



Navistar Financial Corporation




by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer